Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS FOR SECOND FISCAL QUARTER 2019

Menu optimization, off-premise and digital channels, and franchise initiatives gaining momentum;

company reiterates same-store sales and profitability guidance

Chicago, IL. August 6, 2019 – Potbelly Corporation (NASDAQ: PBPB), the iconic neighborhood sandwich shop concept, today reported financial results for the second fiscal quarter ended June 30, 2019.

Key highlights for the thirteen weeks ended June 30, 2019 compared to the thirteen weeks ended July 1, 2018 include:

•	Total revenues decreased 4.3% to $105.6 million from $110.3 million.
•	Company-operated comparable store sales decreased 4.0%.
•	Three new shops opened, all of which were U.S. franchise shops; ten shops closed, including two company-owned shops, two U.S. franchise shops, and six international shops.
•	GAAP net loss attributable to Potbelly Corporation was $1.9 million, compared to a loss of $0.4 million. GAAP diluted loss per share was $0.08 compared to a GAAP diluted loss per share of $0.01.
•

Adjusted net loss[1] attributable to Potbelly Corporation was $0.5 million compared to adjusted net income of $3.3 million. Adjusted diluted EPS[1] was a loss of $0.02 compared to adjusted diluted EPS of $0.13.

•	EBITDA[1] decreased to $4.0 million from $5.8 million.
•	Adjusted EBITDA[1] decreased to $6.8 million from $11.5 million.
•	Menu optimization efforts led to a 200 basis point improvement in check versus the first quarter of this year.
•

Off-premise and digital experienced growth across all three channels and delivery initiative expanded with nationwide rollout of DoorDash Marketplace. The initiatives in this channel are expected to have a meaningful impact in the second half of the year.

•	Company recently announced new franchise agreements that, when fully built out, will nearly double its U.S. franchise footprint with multi-unit development deals for a total of 38 units.

Alan Johnson, President and Chief Executive Officer of Potbelly Corporation, commented, "While we continue to make significant progress on our strategic turnaround initiatives, our company-operated same store sales were negatively impacted by weaker traffic trends in the quarter. Consequently, we delivered revenue of $105.6 million, adjusted EBITDA of $6.8 million, and adjusted net loss of $0.02 per share in the second quarter of 2019.”

Johnson continued, “Our menu optimization, off-premise and digital, and franchise efforts continue to gain momentum. Our check size increased by 200 bps in the quarter, largely driven by the bundles we introduced to the menu. We recently launched our nationwide partnership with DoorDash Marketplace and are already seeing highly encouraging results. We also announced three new franchise partnerships that will nearly double our franchise footprint within the next few years. As we look ahead to the rest of 2019, we remain relentlessly focused on improving same-store sales and traffic trends and furthering the success of our franchise business. We believe we have the right strategy in place and are taking the necessary steps to position ourselves for long-term success.”

2019 Outlook

Based on current expectations for the full fiscal year of 2019, management reiterates its same-store sales and profitability guidance, and currently expects:

•	Flat to low-single digit decrease in company-operated comparable store sales;
•	Adjusted EBITDA between $25.0-$30.0 million, including the impact of ASC 842;
•	Cost of goods sold to be between 26.7% and 27.3%;
•	Labor as a percentage of sales to be between 31.0% and 32.0% of sales;
•	Adjusted G&A expense to be between $42.0 million and $43.0 million;
•	15-22 total shop closures, including 9-12 company-operated shop closures; and
•

Management slightly lowered its expected total shop openings to 10-15 versus the previously communicated 12-18. The outlook calls for 4-5 company-operated shop openings, a slight reduction from the previously communicated 6-8.

Projected adjusted EBITDA set forth above is a measure not recognized under GAAP. Please see “Non-GAAP Financial Measures” below.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Details of the conference call are as follows:

Date:Tuesday, August 6, 2019

Time:5:00 p.m. Eastern Time

Dial-In #:855-327-6837 U.S. & Canada

631-891-4304 International

Confirmation Code:           10007263

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage.  For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Tuesday, August 6, 2019 through midnight Tuesday, August 13, 2019.  To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 10007263.  A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years.  Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood.  Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate more than 40 shops. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.

•	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Adjusted net income (loss) – represents net income (loss), excluding impairment, gain or loss on the disposal of property and equipment and store closure expense, as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on the disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•

Adjusted diluted earnings per share – represents net income (loss), excluding impairment, gain or loss on the disposal of property and equipment and store closure expense on a fully diluted per share basis as well as other items that we do not consider representative of our ongoing operating performance.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA and adjusted net income exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information (including, but not limited to under the heading “2018 Outlook”), namely adjusted net income and adjusted diluted earnings per share. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contact:	Investor Relations Chris Hodges or Josh Littman Alpha IR Group 312-445-2870 PBPB@alpha-ir.com

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 26 Weeks Ended
	June 30,	% of	July 1,	% of	June 30,	% of	July 1,	% of
	2019	Revenue	2018	Revenue	2019	Revenue	2018	Revenue
Revenues
Sandwich shop sales, net	$104,801	99.2%	$109,381	99.1%	$202,059	99.2%	$211,628	99.2%
Franchise royalties and fees	829	0.8	966	0.9	1,658	0.8	1,636	0.8
Total revenues	105,630	100.0	110,347	100.0	203,717	100.0	213,264	100.0

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	28,264	26.8	28,639	26.0	54,242	26.6	55,275	25.9
Labor and related expenses	32,114	30.4	32,412	29.4	64,087	31.5	63,991	30.0
Occupancy expenses	15,230	14.4	14,985	13.6	29,607	14.5	29,711	13.9
Other operating expenses	11,816	11.2	12,793	11.6	23,961	11.8	25,293	11.9
General and administrative expenses	13,843	13.1	13,440	12.2	26,552	13.0	25,628	12.0
Depreciation expense	5,585	5.3	5,858	5.3	11,121	5.5	11,684	5.5
Pre-opening costs	—	*	68	*	10	*	136	*
Impairment and loss on disposal of property and equipment	246	0.2	2,057	1.9	328	0.2	4,081	1.9
Total expenses	107,098	>100	110,252	99.9	209,908	>100	215,799	>100
Loss from operations	(1,468)	(1.4)	95	*	(6,191)	(3.0)	(2,535)	(1.2)

Interest expense	35	*	28	*	67	*	55	*
Loss before income taxes	(1,503)	(1.4)	67	*	(6,258)	(3.1)	(2,590)	(1.2)
Income tax expense (benefit)	246	0.2	302	0.3	13,865	6.8	(202)	*
Net loss	(1,749)	(1.7)	(235)	(0.2)	(20,123)	(9.9)	(2,388)	(1.1)
Net income attributable to non-controlling interest	117	0.1	125	0.1	182	*	166	*
Net loss attributable to Potbelly Corporation	$(1,866)	(1.8)%	$(360)	(0.3)%	$(20,305)	(10.0)%	$(2,554)	(1.2)%

Net loss per common share attributable to common shareholders:
Basic	$(0.08)		$(0.01)		$(0.85)		$(0.10)
Diluted	$(0.08)		$(0.01)		$(0.85)		$(0.10)
Weighted average common shares outstanding:
Basic	23,908,095		25,551,386		24,020,567		25,348,121
Diluted	23,908,095		25,551,386		24,020,567		25,348,121
*	Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 30,	July 1,	June 30,	July 1,
	2019	2018	2019	2018
Net loss attributable to Potbelly Corporation, as reported	$(1,866)	$(360)	$(20,305)	$(2,554)
Impairment, loss on disposal of property and equipment and shop closures(1)	924	2,514	3,362	5,112
CEO transition costs(2)	—	353	—	695
Proxy related costs(3)	—	93	(127)	701
Restructuring costs(4)	868	1,323	1,212	1,323
Income tax valuation allowance(5)	—	—	13,385	—
Tax impact(6)	(413)	(638)	(1,023)	(1,332)
Adjusted net income (loss) attributable to Potbelly Corporation	$(487)	$3,285	$(3,496)	$3,945

Net loss attributable to Potbelly Corporation per share, basic	$(0.08)	$(0.01)	$(0.85)	$(0.10)
Net loss attributable to Potbelly Corporation per share, diluted	$(0.08)	$(0.01)	$(0.85)	$(0.10)

Adjusted net income (loss) attributable to Potbelly Corporation per share, basic	$(0.02)	$0.13	$(0.15)	$0.16
Adjusted net income (loss) attributable to Potbelly Corporation per share, diluted	$(0.02)	$0.13	$(0.15)	$0.15

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	23,908,095	25,551,386	24,020,567	25,348,121
Diluted	23,908,095	26,146,928	24,020,567	26,010,846

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 30,	July 1,	June 30,	July 1,
	2019	2018	2019	2018
Net loss attributable to Potbelly Corporation, as reported	$(1,866)	$(360)	$(20,305)	$(2,554)
Depreciation expense	5,585	5,858	11,121	11,684
Interest expense	35	28	67	55
Income tax expense (benefit)	246	302	13,865	(202)
EBITDA	$4,000	$5,828	$4,748	$8,983
Impairment, loss on disposal of property and equipment and shop closures(1)	924	2,514	3,362	5,112
Stock-based compensation	1,004	1,389	1,464	2,251
CEO transition costs(2)	—	353	—	695
Proxy related costs(3)	—	93	(127)	701
Restructuring costs(4)	868	1,323	1,212	1,323
Adjusted EBITDA	$6,796	$11,500	$10,659	$19,065

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 30,	July 1,	June 30,	July 1,
	2019	2018	2019	2018
Loss from operations	$(1,468)	$95	$(6,191)	$(2,535)
Less: Franchise royalties and fees	829	966	1,658	1,636
General and administrative expenses	13,843	13,440	26,552	25,628
Depreciation expense	5,585	5,858	11,121	11,684
Pre-opening costs	—	68	10	136
Impairment and loss on disposal of property and equipment	246	2,057	328	4,081
Shop-level profit [Y]	$17,377	$20,552	$30,162	$37,358
Total revenues	$105,630	$110,347	$203,717	$213,264
Less: Franchise royalties and fees	829	966	1,658	1,636
Sandwich shop sales, net [X]	$104,801	$109,381	$202,059	$211,628
Shop-level profit margin [Y÷X]	16.6%	18.8%	14.9%	17.7%

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 30,	July 1,	June 30,	July 1,
	2019	2018	2019	2018
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	429	436	429	436
Franchise shops, end of period	45	58	45	58
Revenue Data:
Company-operated comparable store sales	(4.0)%	(0.2)%	(4.4)%	(1.8)%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)

The Company incurred certain costs related to the transition between the current and former CEO in 2018. Transition costs were included in general and administrative expenses in the consolidated statements of operations and were related to the accelerated vesting of share-based compensation awards, salary related charges in accordance with the former CEO’s employment agreement, relocation related charges, and various other transition costs.

(3)

The Company incurred certain professional and other costs and associated benefits related to the shareholder proxy matter. These costs and benefits were included in general and administrative expenses in the consolidated statements of operations.

(4)	The Company incurred certain restructuring costs related to severance and other costs that were included in general and administrative expenses in the consolidated statements of operations.
(5)	The Company recorded a valuation allowance on its deferred tax assets during the first quarter of 2019.
(6)

For the thirteen and twenty six weeks ended June 30, 2019 and July 1, 2018, the tax impact associated with adjustments to net income is based on effective tax rate, before valuation allowance, of 23.0%, partially offset by the impact of ASU 2016-09.